Exhibit 8.1

DLA Piper LLP (US) 444 West Lake Street, Suite 900 Chicago, IL 60606-0089 www.dlapiper.com

January 7, 2022

Fast Radius, Inc.

113 N May St

Chicago, IL 60607

Ladies and Gentlemen:

We have acted as counsel to Fast Radius, Inc., a Delaware corporation (the “Company”) in connection with the preparation and execution of the Agreement and Plan of Merger, dated as of July 18, 2021, as amended on December 26, 2021 (as it may be further amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Agreement”), by and among ECP Environmental Growth Opportunities Corp., a Delaware corporation (“Acquiror”), ENNV Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Acquiror (“Merger Sub”), and the Company, pursuant to which Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Acquiror (the “Merger”).

The Merger and certain other matters contemplated by the Agreement are described in the Registration Statement originally filed by Acquiror with the Securities and Exchange Commission on Form S-4 (Registration No. 333-256144) on September 3, 2021 and as supplemented through the date hereof (the “Registration Statement”). This opinion is being rendered pursuant to the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act of 1933, as amended. Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Agreement or the Registration Statement.

In connection with this opinion, we have examined the Agreement, the Registration Statement, the certificates of representations provided to us by Acquiror, Merger Sub, and the Company on the date hereof, and such other presently existing documents, records, and matters of law as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed, without any independent investigation or examination thereof, (i) that the Merger will be consummated in accordance with the provisions of the Agreement and as described in the Registration Statement and will be effective under applicable state law, and that the parties have complied with and, if applicable, will continue to comply with, the covenants, conditions, and other provisions contained in the Agreement without any waiver, breach, or amendment thereof; (ii) the continuing truth and accuracy at all times through the Effective Time of the statements, representations, and warranties made by Acquiror, Merger Sub, and the Company in the

Fast Radius, Inc.

January 7, 2022

Agreement and the Registration Statement; (iii) the continuing truth and accuracy at all times through the Effective Time of the certificates of representations provided to us by Acquiror, Merger Sub, and the Company on the date hereof; and (iv) that any such statements, representations, or warranties made “to the knowledge,” or based on belief or intention, or similarly qualified, are true and accurate, and will continue to be true and accurate at all times through the Effective Time, without such qualification.

Based upon and subject to the foregoing, we hereby confirm that, subject to the qualifications and limitations described herein and therein, it is our opinion that the Merger will be treated for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”).

We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Merger under any state, local, or non-U.S. law, or with respect to other areas of U.S. federal taxation. Our opinion is based on the Code, U.S. Treasury regulations promulgated thereunder, judicial decisions, published positions of the U.S. Internal Revenue Service (the “IRS”), and such other authorities as we have considered relevant, all as in effect on the date of this opinion and all of which are subject to change or differing interpretations, possibly with retroactive effect. A change in the authorities upon which our opinion is based could affect the conclusions expressed herein. Moreover, there can be no assurance that positions contrary to our opinion will not be taken by the IRS or, if challenged, sustained by a court.

This opinion is being delivered prior to the consummation of the Merger and therefore is prospective and dependent on future events. In the event any of the facts, statements, descriptions, covenants, representations, warranties, or assumptions upon which we have relied is incorrect, our opinion might be adversely affected and may not be relied upon.

We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement with respect to the discussion of the material U.S. federal income tax consequences of the Merger. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Fast Radius, Inc.

January 7, 2022

Very truly yours,

/s/ DLA Piper LLP (US)

DLA Piper LLP (US)